Exhibit 99(g)(3)

A Global Custody and Securities Lending Services Fee PROPOSAL for

GuideStone Funds

INDICATIVE FEE PROPOSAL

Northern Trust is pleased to submit the following indicative fee proposal for the provision of Global Custody and Securities Lending services based on assumptions we have made. The assumptions are stated below and have been used to produce our cost estimate.

The attached fee schedule includes:

Global Custody Services

•	Safekeeping of assets
•	Settlement
•	Income collection
•	Tax withholding and reclamation
•	Proxy handling
•	Corporate action processing
•	Cash movement processing
•	Foreign exchange
•	On-line daily reporting to all relevant parties
•	Relationship oversight

Securities Lending

•	Agent on behalf of client to borrowers
•	Reporting
•	Risk management

Assumptions Used

For purposes of this indicative fee proposal we have made a number of significant assumptions. We are happy to discuss our additional assumptions and their various impacts to fees.

•	78/22 Securities Lending revenue split
•	$9.6 billion in market value for underlying assets, $14.3 billion in market value for the entire complex inclusive of target maturity and blended funds.
•	5.500 security holdings
•	54,000 security transactions
•	27 funds
•	Northern Trust provides all services proposed

A Global Custody and Securities Lending Services Fee SCHEDULE for

GuideStone Funds

INDICATIVE GLOBAL CUSTODY SERVICES PROPOSAL

Northern Trust has four components to its U.S. custody fee structure:

1.	A charge per account,
2.	A variable charge on the market value of assets based upon the country of investment, and;
3.	A variable charge per transaction.
4.	A security level charge for certain asset types

1.  Account-Based Fees

Per investment portfolio	Waived
Per one line asset/cash account	Waived
Per collateral account	$500

2.  Market Related Fees

Market	Asset Based Fee (Basis Points)	Transaction Fee
Argentina	15.00	120
Australia	6.00	60
Austria	3.50	30
Bahrain	30.00	160
Bangladesh	30.00	160
Belgium	3.50	30
Bermuda	30.00	160
Botswana	30.00	160
Brazil	15.00	120
Bulgaria	30.00	160
Canada	0.60	15
Chile	30.00	160
China	15.00	120
Colombia	30.00	160
Croatia	30.00	160
Czech	15.00	120
Denmark	3.50	30
Egypt	30.00	160
Estonia	30.00	160
Euroclear	3.50	30
Finland	3.50	30
France	3.50	20
Germany	3.50	20
Ghana	30.00	160
Greece	3.50	30
Hong Kong	5.00	50
Hungary	15.00	120
Iceland	15.00	120
India	30.00	160
Indonesia	30.00	120
Ireland	0.60	15

Market	Asset Based Fee (Basis Points)	Transaction Fee
Israel	30.00	160
Italy	3.50	30
Ivory Coast	30.00	160
Jamaica	30.00	160
Japan	3.25	20
Jordan	30.00	160
Kazakhstan	30.00	160
Kenya	30.00	160
Latvia	30.00	160
Lebanon	30.00	160
Lithuania	30.00	160
Luxembourg	3.50	30
Malaysia	8.00	80
Malta	30.00	160
Mauritius	30.00	160
Mexico	15.00	120
Morocco	30.00	160
Namibia	30.00	160
Netherlands	3.50	30
New Zealand	6.00	60
Nigeria	30.00	160
Norway	3.5	30
Oman	30.00	160
Pakistan	30.00	160
Palestine	30.00	160
Philippines	8.00	80
Poland	15.00	120
Portugal	3.50	30
Qatar	30.00	160
Romania	30.00	160
Russia	30.00	160
Serbia	30.00	160
Shanghai	30.00	160
Shenzhen	30.00	160
Singapore	6.00	60
Slovak Republic	30.00	160
Slovenia	30.00	160
South Africa	8.00	80
South Korea	8.00	80
Spain	3.50	30
Sri Lanka	15.00	120
Swaziland	30.00	160
Sweden	3.50	30
Switzerland	3.50	30
Taiwan	8.00	80

Market	Asset Based Fee (Basis Points)	Transaction Fee
Thailand	8.00	80
Trinidad	30.00	160
Tunisia	30.00	160
Turkey	15.00	120
Uganda	30.00	160
Ukraine	30.00	160
United Arab Emirates	30.00	160
United Kingdom	0.60	15
United States	0.15	7
Uruguay	30.00	160
Venezuela	30.00	160
Vietnam	30.00	160
Zambia	30.00	160
Zimbabwe	30.00	160

3.    Other Transaction Based Fees

Physical Security Transactions	$50 per
Paydowns	$4 per
Futures/options	$25 per
Third-party payments/fixed deposits outside Northern Trust	$50 per
Wire Transfers and Mark to Markets	$5 per
Collateral Movements between Accounts	$5 per

4.    Security Level Charges

Bank Loans	$800 per

Other Costs

A charge may be applied for:

•

Market associated execution costs, not limited to but including stamp duty, securities re-registration charges, third-party foreign exchange, third-party fixed deposits, and proxy voting physical representation/ad hoc expenses will be passed through at cost if and as applicable.

•

Services required in respect of any directly held property, derivatives or venture capital/private equity portfolios will be evaluated and priced on a case by case business, according to the level of work involved.

•	Supporting/facilitating on-site visits by your auditors

A charge will be applied for

Transition Management Assignments	$2,500 per	*
*waived when Northern Trust performs assignment
Negotiation of Collateral Control Agreements	$500 per

SECURITIES LENDING PROPOSAL

Assumptions

•	Participation in Northern Institutional Fund – Liquid Asset Portfolio (NILAP)

•	No Foreign Tax Credit Usage
•	$4.6 Million of pre- fee split revenue

Fee Split - 78% of revenue to GuideStone Funds / 22% of revenue to Northern Trust

MATERIAL CHANGES AND TERMS OF PROPOSAL

The fees quoted above are offered contingent upon the information provided and assume that actual experience will not be materially different from projected activity. “Material” changes, for the purposes of this provision, will be changes in excess of 10% from the assumptions used.

Fees will be invoiced on a monthly basis and payment will be expected within 30 days of issuance. In the event of a disputed invoice, the Client should contact their relationship manager within three (3) weeks so that the fee invoice can be adjusted.

Acceptance of Schedule

GuideStone Funds	The Northern Trust Company

Title	Title

Date	Date